LEIDOS HOLDINGS, INC.
Executive Severance Plan

Effective January 1, 2017

Establishment of Plan and Purpose.

The Company has established the Leidos Holdings, Inc. Executive Severance Plan (the “Plan”) to provide benefits to Eligible Employees who leave the employment of the Company as the result of an Executive Layoff Event and otherwise satisfy the various eligibility requirements of the Plan as stated herein. This Plan document sets forth the material terms and provisions of the Plan, including rules pertaining to the administration and payment of benefits under the Plan.
SECTION 1.     Definitions. The following terms when capitalized shall have the meaning set forth below:
“Accrued Compensation” means an amount which includes all amounts earned or accrued by the Eligible Employee through and including the Termination Date but not paid to the Eligible Employee on or prior to such date, including (a) all base salary, (b) reimbursement for all reasonable and necessary expenses incurred by the Eligible Employee on behalf of the Company during the period ending on the Termination Date, (c) all vacation pay, and (d) any annual cash bonus earned by the Eligible Employee for a prior year but not paid as of the Termination Date, and (e) any other vested incentive compensation or employee benefits to which the Participant is entitled as of the Termination Date under the Company’s plans and programs.
“Administrator” means, for purposes of benefits under Appendices A and B, relating to Eligible Officers, the Administrator is the Compensation Committee, and for purposes of benefits under Appendix C, relating to participants that are Executives, the Administrator is the Chief Executive Officer. Notwithstanding the foregoing, the Administrator(s) may delegate any portion of, including the entirety of, its authority to any officer or employee of the Company. The Administrator(s) shall have the duties, powers and authority to act as described in Section 2 of the Plan.
“Cause” for the termination of the Eligible Employee’s employment with the Company will be deemed to exist if:
(a) the Eligible Employee has been convicted, or entered a plea of nolo contendere, for committing an act of fraud, embezzlement, theft or other act constituting a felony (other than traffic related offenses or as a result of vicarious liability),
(b) the Eligible Employee willfully engages in illegal conduct or gross misconduct that is significantly injurious to the Company, including an Eligible Employee’s material breach of his or her obligations under any written Company policy, including any code of ethics or conduct, which is not cured, if curable, within ten (10) days after the Company notifies Eligible Employee of such breach; however, no act or failure to act on the Eligible Employee’s part shall be considered “willful” unless done or omitted to be done by the

Eligible Employee not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company, or
(c)  failure to perform his or her duties in a reasonably satisfactory manner after the receipt of a notice from the Company detailing such failure if the failure is incapable of cure, and if the failure is capable of cure, upon the failure to cure such failure within 30 days of such notice or upon its recurrence.
“CHRO” means the Chief Human Resources Officer of the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” means Leidos Holdings, Inc., a Delaware corporation, provided that in recognition of the fact that the Eligible Employee may be employed by Leidos, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Leidos”), or by another direct or indirect Subsidiary of Leidos, Inc., the term “Company” when referring to the employment relationship and the compensation or benefits related thereto shall include the employer of the Eligible Employee as the context requires.
“Compensation Committee” means the Human Resources and Compensation Committee of the Board of Directors of the Company or any successor Committee.
“Disability” means the status of disability determined conclusively by the Company based upon certification of disability by the Social Security Administration or upon such other proof as the Company may reasonably require, effective upon receipt of such certification or other proof by the Company.
“Eligible Officer” means an Eligible Employee who is an EVP or a Group President, and who is also a direct report to the Chief Executive Officer.
Notwithstanding the foregoing, the term Eligible Officer shall include any other Eligible Employee designated by the Compensation Committee as eligible for benefits under Appendices A and/or B of the Plan.
“Eligible Employee” means an individual who meets the criteria set forth in both subsections (a) and (b) below:

(a)	Is an active, full-time employee of the Company; and

(b)
Is (i) an Eligible Officer, as defined above, who meets the additional eligibility criteria set forth in Appendices A or B, or (ii) as of the date of Notice of Termination is in a job code that is mapped to the “Executive” Career Stream, levels E1 or E2, but is not an Eligible Officer and meets the additional eligibility criteria set forth in Appendix C.

“Executive Layoff Event” means the termination of Employment of an Eligible Employee that is (i) initiated by the Company (including under a separation window program offered by the Company that incorporates the terms of this Plan or a portion thereof and that meets the applicable exception from Code section 409A and the accompanying Treasury Regulations) for reasons other than for Cause, or (ii) is initiated by an Eligible Officer for Good Reason; and (iii) is designated by the CHRO as an Executive Layoff Event.

Notwithstanding the foregoing, an Executive Layoff Event can only be initiated by an Eligible Employee for Good Reason under Appendix B of this Plan (benefits for Eligible Officers after a Change in Control of the Company).

“Full Release” means the written Release of All Claims and Potential Claims set forth in Appendix D of the Plan. The Company must have obtained a Full Release, timely executed so that it is fully effective as of the date of payment pursuant to the relevant Plan Appendix, as a condition to payment of benefits under the Plan.
“Notice of Termination” means a written notice from the Company to the Eligible Employee of the termination of the Eligible Employee’s employment which indicates the specific termination provision in this Plan relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Eligible Employee’s employment under the provision so indicated. For purposes of this Plan, no such purported termination will be effective without a Notice of Termination.
“Person” has the meaning as defined in Section 3(a)(9) of the Securities Exchange Act and used in Section 13(d) or 14(d) of the Securities Exchange Act, and will include any “group” as such term is used in such sections.
“Pro Rata Bonus” means:

(a)
For Eligible Officers eligible for benefits described in Appendix A, the bonus based on the target annual cash incentive established by the Compensation Committee for the year in which the Termination Date occurs (or the target annual bonus established by the Compensation Committee for the most recently completed fiscal year if the Termination Date occurs prior to the establishment of an annual target bonus for the fiscal year in which the Termination Date occurs) with the payout amount calculated based only on the financial performance results (no personal performance) multiplied by a fraction, the numerator of which is the number of days elapsed in the then fiscal year through and including the Termination Date and the denominator of which is 365.

(b)
For Eligible Officers eligible for benefits described in Appendix B, the bonus based on the target annual cash incentive established by the Compensation Committee for the year in which the Termination Date occurs (or the target annual bonus established by the Compensation Committee for the most recently completed fiscal year if the Termination Date occurs prior to the establishment of an annual target bonus for the fiscal year in which the Termination Date occurs) (no financial or personal performance) multiplied by a fraction, the numerator of which is the number of days elapsed in the then fiscal year through and including the Termination Date and the denominator of which is 365.

(c)
For Executives eligible for benefits described in Appendix C, the bonus based on the target annual cash incentive established by the Company under the Executive Incentive Plan for the year in which the Termination Date occurs (or the target annual bonus established by the Compensation Committee for the most recently completed fiscal year if the Termination Date occurs prior to the establishment of an annual target bonus for the fiscal year in which the Termination Date occurs), with the payout amount calculated based only on the financial performance results (no personal performance) multiplied by a fraction, the numerator of which is the number of days elapsed in the then fiscal year through and including the Termination Date and the denominator of which is 365.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Subsidiary” means any corporation with respect to which another specified corporation has the power under ordinary circumstances to vote or direct the voting of sufficient securities to elect a majority of the directors.
“Successor” means a corporation or other entity acquiring all or substantially all the assets and business of the Company, whether by operation of law, by assignment or otherwise.
“Termination Date” means:

(a)	in the case of the Eligible Employee’s death, the Eligible Employee’s date of death,
(b) in the case of the termination of the Eligible Officer’s employment with the Company by the Eligible Officer for Good Reason, the date the Company’s 30-day cure period expires if the Company has failed to cure the applicable Good Reason event, or
(c) in all other cases, the date specified in the Notice of Termination.
Notwithstanding anything to the contrary herein, to the extent necessary to comply with Code Section 409A, an Eligible Employee’s employment shall be considered to have terminated if the Eligible Employee has experienced a “separation from service,” as defined in Code Section 409A and the regulations thereunder.

SECTION 2.	Administration of Plan; Amendment and Termination
2.1.    This Plan shall be administered by the Administrator.
2.2.    The Administrator has the power and authority to amend and/or terminate the Plan, and to interpret Plan provisions and develop administrative procedures, policies and guidance to aid it in the operation of the Plan. However, the Administrator is required to provide one hundred and eighty (180) days advance written notice to Eligible Employees before terminating the Plan, and is required to provide ninety (90) days written notice to Eligible Employees before amending the Plan in a way which would adversely impact their rights or benefits under the Plan. The

Administrator may at any time “freeze” the Plan and not allow new Eligible Employees to participate after a particular date. Notwithstanding the foregoing, the Administrator may not terminate the Plan or take any adverse action that would take effect during the period of time beginning 3 months prior to the Change in Control, and ending 24 months following a Change in Control, as that term is defined in Appendix B.
2.3.    With respect to responsibilities for (a) amending or terminating the Plan, (b) or interpreting the provisions in Appendices A and B relating to Eligible Officers, or prescribing, revising or rescinding any rules or guidance relating to the benefits under Appendices A and B, the Administrator shall be the Compensation Committee or its delegate. With respect to interpreting the provisions in Appendix C, including determinations of eligibility, or prescribing, revising or rescinding any rules or guidance relating to the benefits provided under Appendix C, the Administrator shall be the Chief Executive Officer or his/her delegate.
2.2    All decisions of the Administrator shall be final and binding upon all Participants.

SECTION 3.	Benefits
3.1    Executive Layoff Events. If the Eligible Employee’s termination of employment with the Company meets the definition of an Executive Layoff Event as defined in this Plan, the Eligible Employee shall be entitled to the benefits described in Appendices A, B or C of this Plan, provided they meet the additional eligibility criteria set forth in the applicable Appendix.
3.2     Other Terminations. If the Eligible Employee’s employment with the Company is terminated (i) by the Company for Cause or Disability, (ii) by reason of the Eligible Employee’s death or (iii) by an Eligible Officer other than for Good Reason, the Company will pay to the Eligible Employee the Accrued Compensation only. If such termination is by the Company for Disability, or by reason of the Eligible Employee’s death, the Company will also pay a Pro Rata Bonus.
3.3    No Duty to Mitigate. The Eligible Employee will not be required to mitigate the amount of any payment provided for in this Plan by seeking other employment or otherwise, and no such payment will be offset or reduced by the amount of any compensation or benefits provided to the Eligible Employee in any subsequent employment, except as specifically provided in the applicable Appendix.
3.4    Exclusivity of Benefits. Except as otherwise noted herein, the compensation to be paid to the Eligible Employee in accordance with this Section 3 and pursuant to the applicable Appendix will be in lieu of any similar severance or termination compensation (i.e., compensation based directly on the Eligible Employee’s annual or weekly rate of salary or annual salary and bonus or statutory severance to which the Eligible Employee is entitled) to which the Eligible Employee may be entitled under any other Company severance or termination Plan, plan, program, policy, practice or arrangement. The Eligible Employee’s entitlement to any compensation or benefits of a type not provided in this Plan will be determined in accordance with the Company’s employee benefit plans and other applicable programs, policies and practices as in effect from time to time.

SECTION 4.     Excise Tax Adjustments.
4.1    In the event that an Eligible Officer who is an Eligible Employee becomes entitled to receive the benefits provided in Appendix B (Executive Layoff Event after a Change in Control of the Company), and the Company determines that such benefits (the “Total Payments”) will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code, or any similar tax that may hereafter be imposed, the Company shall compute the “Net After-Tax Amount,” and the “Reduced Amount,” and shall adjust the Total Payments as described below. The Net After-Tax Amount shall mean the present value of all amounts payable to the Eligible Employee hereunder, net of all federal income, excise and employment taxes imposed on the Eligible Employee by reason of such payments. The Reduced Amount shall mean the largest aggregate amount of the Total Payments that if paid to the Eligible Employee would result in the Eligible Employee receiving a Net After-Tax Amount that is equal to or greater than the Net After-Tax Amount that the Eligible Employee would have received if the Total Payments had been made. If the Company determines that there is a Reduced Amount, the Total Payments will be reduced to the Reduced Amount. Such reduction to the Total Payments shall be made by first reducing or eliminating any cash severance benefits, then by reducing or eliminating any accelerated vesting of stock options where the value of the underlying share of Leidos Holding, Inc. common stock is less than the exercise or strike price of the option (“underwater options”), then by reducing or eliminating any accelerated vesting of options that are not underwater options, then by reducing or eliminating any accelerated vesting of other equity awards, then by reducing or eliminating any other remaining Total Payments, in each case in reverse order beginning with the payments which are to be paid the farthest in time from the date of the transaction triggering the Excise Tax.
4.2    For purposes of determining whether the Total Payments will be subject to the Excise Tax and the amounts of such Excise Tax and for purposes of determining the Reduced Amount and the Net After-Tax Amount:
(a)    Any other payments or benefits received or to be received by the Eligible Employee in connection with a Change in Control of the Company or the Eligible Employee’s termination of employment (whether pursuant to the terms of this Plan or any other plan, arrangement, or Plan with the Company, or with any individual, entity, or group of individuals or entities (individually and collectively referred to in this subsection (a) as “Persons”) whose actions result in a change in control of the Company or any Person affiliated with the Company or such Persons) shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of a tax advisor selected by the Company and reasonably acceptable to the Eligible Employee (“Tax Counsel”), such other payments or benefits (in whole or in part) should be treated by the courts as representing reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code), or otherwise not subject to the Excise Tax;
(b)    The amount of the Total Payments that shall be treated as subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Total Payments; or (ii) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (a) above);
(c)    In the event that the Eligible Employee disputes any calculation or determination made by the Company, the matter shall be determined by Tax Counsel, the fees and expenses of which shall be borne solely by the Company; and
(d)    The Eligible Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Change in Control of the Company occurs, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Eligible Employee’s residence on the effective date of the Change in Control of the Company, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes, taking into account the reduction in itemized deduction under Section 68 of the Code.
SECTION 5.     Covenants of the Eligible Employee. As a condition to receiving the benefits described in Appendices A, B and C (as applicable), the Eligible Employee must sign and comply with a form of Post-Employment Conduct Agreement as acceptable to the Company, and attached to this Plan as Appendix E.
SECTION 6.     Successors; Binding Plan.
This Plan will be binding upon and will inure to the benefit of the Company and its Successors, and the Company will require any Successors to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Neither this Plan nor any right or interest hereunder will be assignable or transferable by the Eligible Employee or by the Eligible Employee’s beneficiaries or legal representatives, except by will or by the laws of descent and distribution.
SECTION 7.     Fees and Expenses of Eligible Officers.
The Company will pay as promptly as practicable all reasonable legal fees and related expenses (including the reasonable costs of experts) incurred byEligible Officers, as defined in the Plan, who in good faith, seek to obtain or enforce any right or benefit provided by this Plan, provided that the Eligible Officer prevails on a least one material claim.. If the dispute is resolved by a final decision of an arbitrator pursuant to Section 13 in the favor of the Company, the Eligible Employee shall reimburse the Company for all such legal fees and related expenses (including costs of experts) paid by the Company on behalf of the Eligible Employee. To the extent necessary to comply with Code Section 409A, any reimbursements pursuant to this Section 7 shall be paid to the Eligible Employee on or before the last day of the Eligible Employee’s taxable year following the taxable year in which the related expense was incurred. Such reimbursements are not subject to liquidation or exchange for another benefit and the amount of such benefits and reimbursements that the Eligible Employee receives in one taxable year shall not affect the amount of such benefits or reimbursements that the Eligible Employee receives in any other taxable year.

SECTION 8.     Notice.
For the purposes of this Plan, notices and all other communications provided for in the Plan (including the Notice of Termination) will be in writing and will be deemed to have been duly given (i) when personally delivered, (ii) upon acknowledgment of receipt when sent by e-mail or other electronic transmission (excluding acknowledgements generated automatically without an affirmative act by the recipient), or (iii) when sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company will be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications will be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address will be effective only upon receipt.

SECTION 9.	Nonexclusivity of Rights.
Nothing in this Plan will prevent or limit the Eligible Employee’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company for which the Eligible Employee may qualify, nor will anything herein limit or reduce such rights as the Eligible Employee may have under any other Plans with the Company (except for any severance or termination Plan). Amounts which are vested benefits or which the Eligible Employee is otherwise entitled to receive under any plan or program of the Company will be payable in accordance with such plan or program, except as specifically modified by this Plan.
SECTION 10.     No Set-Off.
The Company’s obligation to make the payments provided for in this Plan and otherwise to perform its obligations hereunder will not be affected by any circumstances, including any right of set-off, counterclaim, recoupment, defense or other right which the Company may have against the Eligible Employee or others. Notwithstanding the foregoing, the Company has the unilateral right to offset the payment of benefits under this Plan against amounts due from the Eligible Employee under the Company’s clawback/recoupment policy as in effect from time to time.
SECTION 11.     Miscellaneous.
No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Plan to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party which is not expressly set forth in this Plan.
SECTION 12.     Governing Law and Binding Arbitration.
The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Virginia. All disputes relating to this Plan and attached restrictive covenants, including its enforceability, shall be resolved by final and binding arbitration before an arbitrator appointed by, and in accordance with the rules and procedures of arbitration of, the Judicial Arbitration and Mediation Service (JAMS), with the arbitration to be held in Fairfax County, Virginia. Judgment upon the award may be entered in any court having jurisdiction thereof.
SECTION 13. Code Section 409A.
It is intended that any amounts payable under this Plan shall either be exempt from or comply with Section 409A of the Code (including the Treasury regulations and other published guidance relating thereto) (“Code Section 409A”) so as not to subject the Eligible Employee to payment of any interest or additional tax imposed under Code Section 409A. To the extent that any amount payable under this Plan would trigger the additional tax, penalty or interest imposed by Code Section 409A, this Plan shall be modified to avoid such additional tax, penalty or interest yet preserve (to the nearest extent reasonably possible) the intended benefit payable to the Eligible Employee. If the Eligible Employee is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) as of the Termination Date, the Eligible Employee shall not be entitled to any payment or benefit pursuant to the applicable Plan Appendix until the earlier of (i) the date which is six months after the Termination Date, or (ii) the date of the Eligible Employee’s death. The provisions of this Section 13 shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Code Section 409A. Any amounts otherwise payable to the Eligible Employee upon or in the six month period following the Eligible Employee’s Termination Date that are not so paid by reason of this Section 13 shall be paid (without interest) as soon as practicable (and in all events within five days) after the date that is six months after the Eligible Employee’s Termination Date (or, if earlier, as soon as practicable, and in all events within five days, after the date of the Eligible Employee’s death).

Appendix A

Schedule of Benefits for Eligible Officers
Executive Layoff Event

A.I. Eligibility. Only Eligible Officers who meet each of the additional eligibility requirements set forth in subsections A.I.1 to A.I.6 below are eligible to receive the benefits described in Section A.II:
A.I.1. The Eligible Officer is an Eligible Employee, as defined in the Plan, and is not classified as “part-time” or a “consulting employee.” Part-time and consulting employees are not eligible for benefits under the Plan.

A.I.2. The Eligible Officer is not covered by another plan, program, agreement, contract or arrangement providing severance or similar benefits on account of termination of employment.

A.I.3. The Eligible Officer has not waived coverage under the Plan.

A.I.4.    The Company has communicated by a Notice of Termination its intention to terminate the Eligible Officer’s employment. Eligible

A.I.5.    The Notice of Termination referenced in Section A.I.4 must specify that the termination has been determined to be an Executive Layoff Event.

A.I.6.    The Eligible Officer must execute a Full Release and a Post-Employment Conduct Agreement or “PECA” (by which the Eligible Officer agrees to comply with certain restrictive covenants for a period of 12 months) as a condition to receiving all benefits described in Section A.II of the Plan except “Accrued Compensation” under Section A.II.1 below. The language of the PECA may vary by state and other applicable standards and requirements. In addition, the Company may in its discretion include non-competition provisions in the PECA.

A.II. Severance Benefits. Eligible Officers who meet the eligibility requirements set forth in the subsections of A.I. above are eligible to receive the following benefits from the Company:
A.II.1. all Accrued Compensation and a Pro Rata Bonus;
A.II.2. a single lump sum cash payment in an amount equal to one (1) times the Eligible Officer’s Base Salary Amount. The “Base Salary Amount” means the Eligible Employee’s annual base salary at the rate in effect on the Notice of Termination date;
A.II.3. a single lump sum cash payment equal to the cost of employee premiums for twelve (12) months of continuation coverage under the medical, dental and vision plans sponsored by the Company that the Eligible Officer and the Eligible Officer’s dependents are enrolled in as of the Termination Date. The employee premiums shall be calculated as the cost of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).
Other than continuation coverage under COBRA (with the cost to be paid by the Eligible Officer), no other insurance type benefits or continuation of coverage shall be offered to the Eligible Officer, in lieu of or in addition to these benefits. The Eligible Officer will be responsible for the payment of any taxes related to the single lump sum cash payment under this Section A.II.3, and the Company will provide no amount to the Eligible Officer for the gross-up of any such taxes;
A.II.4.    outplacement services suitable to the Eligible Officer’s position for a period of six months or, if earlier, until the first acceptance by the Eligible Officer of an offer of employment; and
A.II.5. any such other acceleration of vesting and other benefits as provided in other Company plans or Plans regarding options to purchase Company stock, restricted stock, deferral of stock or other equity compensation awards granted to or otherwise applicable to the Eligible Officer.
The payments calculated under Sections A.II.2 and A.II.3 shall be made within 55 days after the Termination Date, provided that such payment will be made no later than the last date to be considered a short-term deferral of compensation within the meaning of Treasury Regulation Section 1.409A-1(a)(4). No right to in-kind benefits, such as the outplacement services in section A.II.4, may be subject to liquidation or exchange for any other benefit.

Appendix B

Schedule of Benefits for Eligible Officers
Executive Layoff Event after a Change in Control

The Company recognizes that the possibility of a Change in Control of the Company exists and that the threat of or occurrence of a Change in Control may result in the distraction of its Eligible Officers because of the uncertainties inherent in such a situation relating to the Eligible Officers employment. Furthermore, the Company seeks to retain the services of its Eligible Officers in the event of the threat or occurrence of a Change in Control and to ensure the continued dedication and efforts of such Officers without undue concern for their personal financial and employment security.
Therefore, the Company has determined that it is essential and in the best interests of the Company and its stockholders to approve a separate set of benefits, as set forth in Appendix B, to be paid in the case of an Executive Layoff Event for an Eligible Officer that occurs within three months prior to or within 24 months following a Change in Control.
Such benefits as described in Appendix B of the Plan shall be paid in lieu of and not in addition to the benefits set forth in Appendix A of the Plan.
Definitions. For purposes of this Appendix B, the following terms when capitalized shall have the meaning set forth below:
“Beneficial Owner” has the meaning as used in Rule 13d-3 promulgated under the Securities Exchange Act. The terms “Beneficially Owned” and “Beneficial Ownership” each have a correlative meaning.
“Bonus Amount” means the target annual cash incentive amount established for the Eligible Officer by the Compensation Committee with respect to the fiscal year in which the Termination Date occurs (or the actual annual cash incentive paid or payable in respect of the most recently completed fiscal year if the Termination Date occurs prior to the establishment of an annual target incentive for the fiscal year in which the Termination Date occurs). The Bonus Amount refers specifically to the annual cash incentive at target (no personal or financial performance factors shall be applied) and excludes equity incentives such as restricted stock awards, performance shares, stock options or other long-term incentive compensation awarded to the Eligible Officer.
“Change in Control” of the Company means, and shall be deemed to have occurred upon, any of the following events:

(a)
The acquisition by any Person of Beneficial Ownership of twenty-five percent (25%) or more of the outstanding voting power; provided, however, that the following acquisitions shall not constitute a Change in Control for purposes of this subparagraph (a): (A) any acquisition directly from the Company; (B) any acquisition by the Company or any of its Subsidiaries; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries; or (D) any

acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subparagraph (c) below; or

(b)
Individuals who at the beginning of any two year period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company during such two year period and whose election, or whose nomination for election by the Company’s stockholders, to the Board was either (i) approved by a vote of at least a majority of the directors then comprising the Incumbent Board or (ii) recommended by a nominating committee comprised entirely of directors who are then Incumbent Board members shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act), other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer; or

(c)
Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless following such Business Combination, (i) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the outstanding shares and outstanding voting securities immediately prior to such Business Combination own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company, as the case may be, of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities (provided, however, that for purposes of this clause (i) any shares of common stock or voting securities of such resulting entity received by such Beneficial Owners in such Business Combination other than as the result of such Beneficial Owners’ ownership of outstanding shares or outstanding voting securities immediately prior to such Business Combination shall not be considered to be owned by such Beneficial Owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting entity); (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from the Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of such entity resulting from the Business Combination unless such Person owned twenty-five percent (25%) or more of the outstanding shares or outstanding voting securities immediately prior to the Business Combination; and (iii) at least a majority of the members of the Board of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial Plan, or the action of the Board, providing for such Business Combination; or

(d)	Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.
For purposes of clause (c), any Person who acquires outstanding voting securities of the entity resulting from the Business Combination by virtue of ownership, prior to such Business Combination, of outstanding voting securities of both the Company and the entity or entities with which the Company is combined shall be treated as two Persons after the Business Combination, who shall be treated as owning outstanding voting securities of the entity resulting from the Business Combination by virtue of ownership, prior to such Business Combination of, respectively, outstanding voting securities of the Company, and of the entity or entities with which the Company is combined.
“Good Reason” means the occurrence of any of the events or conditions described in clauses (a) through (f) hereof, without the Eligible Officer’s prior written consent:

(a)
any material adverse change in the Eligible Officer’s authority, duties or responsibilities (including reporting responsibilities) from the Eligible Officer’s authority, duties or responsibilities as in effect at any time within 90 days preceding the date of the Change in Control or at any time thereafter, or (ii) in the case of an Eligible Officer who is an Eligible Officer of the Company a significant portion of whose responsibilities relate to the Company’s status as a public company, the failure of such Eligible Officer to continue to serve as an Eligible Officer of a public company, in each case except in connection with the termination of the Eligible Officer’s employment for Disability, Cause, as a result of the Eligible Officer’s death or by the Eligible Officer other than for Good Reason;

(b)
a material reduction in Eligible Officer’s base salary or any failure to pay the Eligible Officer any cash compensation to which the Eligible Officer is entitled within 15 days after the date when due;

(c)
the imposition of a requirement (other than for reasonably required travel on Company business which is not materially greater in frequency or duration than prior to the Change in Control) that the Eligible Officer be based (i) at any place outside a 50-mile radius from the Eligible Officer’s principal place of employment immediately prior to the Change in Control and which has a material adverse effect on the Eligible Officer’s commuting requirements, or (ii) at any location other than the Company’s corporate headquarters or, if applicable, the headquarters of the business unit by which he or she was employed immediately prior to the Change in Control, and which has a material adverse effect on the Eligible Officer’s commuting requirements;

(d)	any material breach by the Company of any provision of this Plan;

(e)	any purported termination of the Eligible Officer’s employment for Cause by the Company which does not comply with the definition in this Plan; or

(f)	the failure of the Company to obtain, as contemplated in Section 6, agreement from any Successor to assume the obligations and liabilities under this Plan.
Notwithstanding anything to the contrary in this Plan, no termination will be deemed to be for Good Reason hereunder unless (i) the Eligible Officer provides written notice to the Company identifying the applicable event or condition within 120 days of the occurrence of the event or the initial existence of the condition, and (ii) the Company fails to remedy the event or condition within a period of 30 days following such notice.
B.I. Eligibility. Only Eligible Officers who meet each of the additional eligibility requirements set forth in subsections B.I.1 to B.I.6 below are eligible to receive the benefits d I escribed in Section B.II:
B.I.1. The Eligible Officer is an Eligible Officer, as defined in the Plan, and is not classified as “part-time” or a “consulting employee.” Part-time and consulting employees are not eligible for benefits under the Plan.

B.I.2. The Eligible Officer is not covered by another plan, program, agreement, contract or arrangement providing severance or similar benefits on account of termination of employment.

B.I.3. The Eligible Officer has not waived coverage under the Plan.

B.I.4.    The Company has communicated by a Notice of Termination its intention to terminate the Eligible Officer’s employment, or the Eligible Officer terminates for Good Reason. Eligible

B.I.5.    If applicable, the Notice of Termination referenced in Section A.I.4 must specify that the termination has been determined to be an Executive Layoff Event.

B.I.6.    The Eligible Officer must execute a Full Release and a Post-Employment Conduct Agreement or “PECA” (by which the Eligible Officer agrees to comply with certain restrictive covenants for a period of 18 months) as a condition to receiving all benefits described in Section B.II of the Plan, except for “Accrued Compensation” under Section B.II.1 below. The language of the PECA may vary by state and other applicable standards and requirements. In addition, the Company may in its discretion include non-competition provisions in the PECA.

B.II. Severance Benefits. Eligible Officers who meet the eligibility requirements set forth in the subsections of B.I. above are eligible to receive the following benefits from the Company:
B.II.1. all Accrued Compensation and a Pro Rata Bonus;

B.II.2. a single lump sum cash payment in an amount equal to one and one-half (1 ½) times the sum of (A) the Base Salary Amount and (B) the Bonus Amount. The Base Salary Amount means the greater of the Eligible Officer’s annual base salary (a) at the rate in effect on the Termination Date, or (b) at the highest rate in effect at any time during the 180-day period prior to a Change in Control, and will include all amounts of the Eligible Officer’s base salary that are deferred under any qualified or non-qualified employee benefit plan of the Company or any other Plan or arrangement. ;
B.II.3. a single lump sum cash payment equal to the cost of employee premiums for eighteen (18) months of continuation coverage under the medical, dental and vision plans sponsored by the Company that the Eligible Officer and the Eligible Officer’s dependents are enrolled in as of the date of Termination. The employee premiums shall be calculated as the cost of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).
Other than continuation coverage under COBRA (with the cost to be paid by the Eligible Officer), no other insurance type benefits or continuation of coverage shall be offered to the Eligible Officer, in lieu of or in addition to these benefits. The Eligible Officer will be responsible for the payment of any taxes related to the single lump sum cash payment under this Section A.II.3, and the Company will provide no amount to the Eligible Officer for the gross-up of any such taxes;
B.II.4.    outplacement services suitable to the Eligible Officer’s position for a period of 12 months or, if earlier, until the first acceptance by the Eligible Officer of an offer of employment; and
B.II.5. any such other acceleration of vesting and other benefits as provided in other Company plans or Plans regarding options to purchase Company stock, restricted stock, deferral of stock or other equity compensation awards granted to or otherwise applicable to the Eligible Officer.
The payments calculated under Sections B.II.2 and B.II.3 shall be made within 55 days after the Termination Date, provided that such payment will be made no later than the last date to be considered a short-term deferral of compensation within the meaning of Treasury Regulation Section 1.409A-1(a)(4). No right to in-kind benefits, such as the outplacement services in section B.II.4, may be subject to liquidation or exchange for any other benefit.

Appendix C

Schedule of Benefits for Executives
Executive Layoff Event

C.I. Eligibility. Only Executives who meet each of the additional eligibility requirements set forth in subsections C.I.1 to C.I.6 below are eligible to receive the benefits described in Section C.II:
C.I.1. The Executive is not classified as “part-time” or a “consulting employee.” Part-time and consulting employees are not eligible for benefits under the Plan.

C.I.2. The Executive is not covered by another plan, program, agreement, contract or arrangement providing severance or similar benefits on account of termination of employment.

C.I.3. The Executive has not waived coverage under the Plan.

C.I.4.    The Company has communicated by a Notice of Termination its intention to terminate the Executive’s employment.

C.I.5.    The Notice of Termination referenced in Section C.I.4 must specify that the termination has been determined to be an Executive Layoff Event.

C.I.6.    The Executive must execute a Full Release and a Post-Employment Conduct Agreement or “PECA” (by which the Executive agrees to comply with certain restrictive covenants for a period of 6 months as a condition to receiving all benefits described in Section C.II of the Plan, except for “Accrued Compensation” under Section C.II.1 and two (2) weeks of base salary and four (4) weeks of eave without pay under Section C.II.2 below. The language of the PECA may vary by state and other applicable standards and requirements. In addition, the Company may in its discretion include non-competition provisions in the PECA.

C.II. Severance Benefits. Executives who meet the eligibility requirements set forth in the subsections of C.I. above are eligible to receive the following benefits from the Company:
C.II.1. all Accrued Compensation and a Pro Rata Bonus;
C.II.2. a single lump sum cash payment in an amount equal to two (2) weeks of base salary, as determined by Leidos payroll and four (4) weeks of leave without pay;
C.II.3 in addition, a single lump sum cash payment in an amount equal to twenty-six (26) weeks of base salary, as determined by Leidos payroll as of the date of Notice of Termination,

contingent upon the Executive signing a Full Release and a Post-Employment Conduct Agreement as specified in subsection C.I.6 above;
C.II.4.    outplacement services suitable to the Executive’s position for a period of 6 months or, if earlier, until the first acceptance by the Executive of an offer of employment; and
C.II.6. any such other acceleration of vesting and other benefits provided in other Company plans or Plans regarding options to purchase Company stock, restricted stock, deferral of stock or other equity compensation awards granted to or otherwise applicable to the Executive.
The payments calculated under Sections C.II.2 and C.II.3 shall be made within 55 days after the Termination Date, provided that such payment will be made no later than the last date to be considered a short-term deferral of compensation within the meaning of Treasury Regulation Section 1.409A-1(a)(4). No right to in-kind benefits, such as the outplacement services in section C.II.4, may be subject to liquidation or exchange for any other benefit.
C.III. Exceptions.
The Administrator may designative any other employee of the Company as an “Executive” under this Appendix C. Exceptions to eligibility, or to any of the other provisions set forth in this Appendix C, require the written approval of the Chief Executive Officer or his/her delegate.

Appendix D

Release of all Claims and Potential Claims

1.    This Release of All Claims and Potential Claims (“Release”) is entered into by and between ______________________ (the “Employee”) and Leidos Holdings, Inc. (the “Company”). In consideration of the promises made herein and the consideration due Employee under Leidos Holdings, Inc. Executive Severance Plan (the “Plan”), this Release is entered into between the parties.

2.    (a) The purposes of this Release is to settle completely and release the Company, its individual and/or collective officers, directors, stockholders, agents, parent companies, subsidiaries, affiliates, predecessors, successors, assigns, employees (including all former employees, officers, directors, stockholders and/or agents), attorneys, representatives and employee benefit programs (including the trustees, administrators, fiduciaries and insurers of such programs) (referred to collectively as “Releasees”) in a final and binding manner from every claim and potential claim for relief, cause of action and liability of any and every kind, nature and character whatsoever, known or unknown, that Employee has or may have against Releasees arising out of, relating to or resulting from any events occurring prior to the execution of this Release, including but not limited to any claims and potential claims for relief, causes of action and liabilities arising out of, relating to or resulting from the employment relationship between Employee and the Company and its subsidiaries, affiliates and predecessors, and/or the termination of that relationship including any and all claims and rights under the Age Discrimination in Employment Act, and any personal gain with respect to any claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730, but excluding any rights or benefits to which Employee is entitled under the Plan.
(b) This is a compromise settlement of all such claims and potential claims, known or unknown, and therefore this Release does not constitute either an admission of liability on the part of Employee and the Company or an admission, directly or by implication, that Employee and/or the Company, its subsidiaries, affiliates or predecessors, have violated any law, rule, regulation, contractual right or any other duty or obligation. The parties hereto specifically deny that they have violated any law, rule, regulation, contractual right or any other duty or obligation.
(c) This Release is entered into freely and voluntarily by Employee and the Company solely to avoid further costs, risks and hazards of litigation and to settle all claims and potential claims and disputes, known or unknown, in a final and binding manner.
3.    For and in consideration of the promises and covenants made by Employee to the Company and the Company to Employee, contained herein, Employee and the Company have agreed and do agree as follows:
(a) Employee waives, releases and forever discharges Releasees from any claims and potential claims for relief, causes of action and liabilities, known or unknown, that [he/she] has or may have against Releasees arising out of, relating to or resulting from any events occurring prior to the execution of this Release, including but not limited to any claims and potential claims for relief, causes of action and liabilities of any and every kind, nature and character whatsoever, known or unknown, arising out of, relating to or resulting from the employment relationship between Employee and the Company and its subsidiaries, affiliates and predecessors, and the termination of that relationship including any and all claims and rights under the Age Discrimination in Employment Act, and any personal gain with respect to any claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730 but excluding any rights or benefits to which is entitled under the Plan. In addition, this Release does not cover, and nothing in this Release shall be construed to cover, any claim that cannot be so released as a matter of applicable law.
(b) Employee agrees that [he/she] will not directly or indirectly institute any legal proceedings against Releasees before any court, administrative agency, arbitrator or any other tribunal or forum whatsoever by reason of any claims and potential claims for relief, causes of action and liabilities of any and every kind, nature and character whatsoever, known or unknown, arising out of, relating to or resulting from any events occurring prior to the execution of this Release, including but not limited to any claims and potential claims for relief, causes of action and liabilities arising out of, relating to or resulting from the employment relationship between Employee and the Company and its subsidiaries, affiliates and predecessors, and/or the termination of that relationship including any and all claims and rights under the Age Discrimination in Employment Act.
(c) Employee is presently unaware of any injuries that [he/she] may have suffered as a result of working at the Company or its subsidiaries, affiliates or predecessors, and has no present intention of filing a workers’ compensation claim. Should any such claim arise in the future,

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Employee waives and releases any right to proceed against the Company or its subsidiaries, affiliates or predecessors, for such a claim. Employee also waives any right to bring any disability claim against the Company or its subsidiaries, affiliates or predecessors, or its or their carriers.
4.    As a material part of the consideration for this Plan, Employee and [his/her] agents and attorneys, agree to keep completely confidential and not disclose to any person or entity, except immediate family, attorney, accountant, or tax preparers, or in response to a court order or subpoena, the terms and/or conditions of this Release and/or any understandings, Plans, provisions and/or information contained herein or with regard to the employment relationship between Employee and the Company and its subsidiaries, affiliates and predecessors.
5.    Any dispute, claim or controversy of any kind or nature, including but not limited to the issue of arbitrability, arising out of or relating to this Release, or the breach thereof, or any disputes which may arise in the future, shall be settled in a final and binding before an arbitrator appointed by the Judicial Arbitration and Mediation Service in accordance with the rules and procedures of arbitration under the Company’s Dispute Resolution Program, attached hereto as Exhibit A. The prevailing party shall be entitled to recover all reasonable attorneys’ fees, costs and necessary disbursements incurred in connection with the arbitration proceeding. Judgment upon the award may be entered in any court having jurisdiction thereof.
6.    It is further understood and agreed that Employee has not relied upon any advice whatsoever from the Company and/or its attorneys individually and/or collectively as to the taxability, whether pursuant to Federal, State or local income tax statutes or regulations, or otherwise, of the consideration transferred hereunder and that [he/she] will be solely liable for all of [his/her] tax obligations. Employee understands and agrees that the Company or its subsidiaries, affiliates or predecessors, may be required by law to report all or a portion of the amounts paid to [him/her] and/or [his/her] attorney in connection with this Release to federal and state taxing authorities. Employee waives, releases, forever discharges and agrees to indemnify, defend and hold the Company harmless with respect to any actual or potential tax obligations imposed by law.
7.    Employee acknowledges that [he/she] has read, understood and truthfully completed the Business Ethics and Conduct Disclosure Statement attached hereto as Appendix F.
8.    It is further understood and agreed that Releasees and/or their attorneys shall not be further liable either jointly and/or severally to Employee and/or [his/her] attorneys individually or collectively for costs and/or attorneys’ fees, including any provided for by statute, nor shall Employee and/or [his/her] attorneys be liable either jointly and/or severally to the Company and/or its attorneys individually and/or collectively for costs and/or attorneys’ fees, including any provided for by statute.
9.    Employee understands and agrees that if the facts with respect to which this Release are based are found hereafter to be other than or different from the facts now believed by [him/her] to be true, [he/she] expressly accepts and assumes the risk of such possible difference in facts and agrees that this Release shall be and remain effective notwithstanding such difference in facts.
10.    Employee understands and agrees that there is a risk that the damage and/or injury suffered by Employee may become more serious than [he/she] now expects or anticipates. Employee

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expressly accepts and assumes this risk, and agrees that this Release shall be and remains effective notwithstanding any such misunderstanding as to the seriousness of said injuries or damage.
11.    Employee understands and agrees that if [he/she] hereafter commences any suit arising out of, based upon or relating to any of the claims and potential claims for relief, cause of action and liability of any and every kind, nature and character whatsoever, known or unknown, [he/she] has released herein, Employee agrees to pay Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit.
12.    It is further understood and agreed that this Release shall be binding upon and will inure to the benefit of Employee’s spouse, heirs, successors, assigns, agents, employees, representatives, executors and administrators and shall be binding upon and will inure to the benefit of the individual and/or collective successors and assigns of Releasees and their successors, assigns, agents and/or representatives.
13.    This Release shall be construed in accordance with and governed for all purposes by the laws of the State of Virginia.
14.    Employee agrees that [he/she] will not seek future employment with, nor need to be considered for any future openings with the Company, any division thereof, or any subsidiary or related corporation or entity.
15.     ________ and Releasees waive all rights under Section 1542 of the California Civil Code, which section has been fully explained to them by their respective legal counsel and which they fully understand, and any other similar provision or the law of any other state or jurisdiction. Section 1542 provides as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in [his/her] favor at the time of executing the release, which if known by [him/her] must have materially affected [his/her] settlement with the debtor.
16.    Notwithstanding anything in this Plan to the contrary, ________ does not waive, release or discharge any rights to indemnification for actions occurring through [his/her] affiliation with the Company or its subsidiaries, affiliates or predecessors, whether those rights arise from statute, corporate charter documents or any other source nor does __________ waive, release or discharge any right ________ may have pursuant to any insurance policy or coverage provided or maintained by the Company or its subsidiaries, affiliates or predecessors.
17.    If any part of this Plan is found to be either invalid or unenforceable, the remaining portions of this Plan will still be valid.
18.    This Plan is intended to release and discharge any claims of __________ under the Age Discrimination and Employment Act. To satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. section 626(f), the parties agree as follows:

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A.	_________ acknowledges that [he/she] has read and understands the terms of this Plan.

B.
__________ acknowledges that [he/she] has been advised in writing to consult with an attorney, if desired, concerning this Plan and has received all advice [he/she] deems necessary concerning this Plan.

C.
__________ acknowledges that [he/she] has been given twenty-one (21) days to consider whether or not to enter into this Plan, has taken as much of this time as necessary to consider whether to enter into this Plan, and has chosen to enter into this Plan freely, knowingly and voluntarily.

D.
For a seven day period following the execution of this Plan, _________ may revoke this Plan by delivering a written revocation to at the Company. This Plan shall not become effective and enforceable until the revocation period has expired.

19.    ________ acknowledges that [he/she] has been encouraged to seek the advice of an attorney of [his/her] choice with regard to this Release. Having read the foregoing, having understood and agreed to the terms of this Release, and having had the opportunity to and having been advised by independent legal counsel, the parties hereby voluntarily affix their signatures.
20.    This Plan is to be interpreted without regard to the draftsperson. The terms and intent of the Plan shall be interpreted and construed on the express assumption that all parties participated equally in its drafting.
21.    This Release constitutes a single integrated contract expressing the entire Plan of the parties hereto. Except for the Plan, which defines certain obligations on the part of both parties, and this Release, there are no Plans, written or oral, express or implied, between the parties hereto, concerning the subject matter herein.

Dated: ____________________, 20__

[Signature]

[Print Name]

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Leidos Holdings, Inc.

By:
Name:
Its:

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Appendix E

Post-Employment Conduct Agreement

This Post Employment Conduct Plan dated      , (this "PECA"), together with the Release of All Claims and Potential Claims in Appendix D being entered into contemporaneous with this PECA, is entered into in consideration of the payments and other benefits ("Severance Benefit") to be made to me under the Leidos Holdings, Inc. Eligible Employee Severance Plan (the “Plan”).

By signing below, I agree as follows:

(1)	Restrictions Following Termination of Employment.

(a)
Non-Solicit- Without the express written consent of [the Chief Executive Officer of the Company/or the Compensation Committee with respect to Eligible Officers of the Company], during the [18/12]-month period following the Termination Date, I will not directly or indirectly (i) interfere with any contractual relationship between the Company and any customer, supplier, distributor or manufacturer of or to the Company to the detriment of the Company or (ii) hire directly or indirectly by inducing or attempting to induce any person who is an employee of the Company to perform work or services for any entity other than the Company.

(b)
Protection of Proprietary Information- Except to the extent required by law, following my Termination Date, I will have a continuing obligation to comply with the terms of any non-disclosure or similar Plans that I signed while employed by the Company committing to hold confidential the "Confidential or Proprietary Information" (as defined below) of the Company or any of its affiliates, subsidiaries, related companies, joint ventures, partnerships, customers, suppliers, partners, contractors or agents, in each case in accordance with the terms of such Plans. I will not use or disclose or allow the use or disclosure by others to any person or entity of Confidential or Proprietary Information of the Company or others to which I had access or that I was responsible for creating or overseeing during my employment with the Company. In the event I become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or otherwise) to disclose any proprietary or confidential information, I will immediately notify the Company's Executive Vice President and General Counsel as to the existence of the obligation and will cooperate with any reasonable request by the Company for assistance in seeking to protect the information. All materials to which I have had access, or which were furnished or otherwise made available to me in connection with my employment with the· Company shall be and remain the property of the

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Company. For purposes of this PECA, "Confidential or Proprietary Information" means any and all confidential and/or proprietary knowledge, data or information of the Company, its affiliates, parents and subsidiaries, which has economic value as a result of its remaining confidential, whether having existed, now existing, or to be developed during my employment, including information developed by me. Confidential or Proprietary Information may include, but is not limited to:

(i)
existing and contemplated business, marketing and financial business information such as business plans and methods, marketing information, cost estimates, forecasts, financial data, cost or pricing data, bid and proposal information, customer identification, sources of supply, contemplated product lines, proposed business alliances, and information about customers or competitors, or

(ii)
existing or contemplated technical information and documentation pertaining to technology, know how, equipment, machines, devices and systems, computer hardware and software, compositions, formulas, products, processes, methods, designs, specifications, mask works, testing or evaluation procedures, manufacturing processes, or production processes.

(c)
No disparagement- Following the Termination Date, I will not make any statements, whether verbal or written, that disparage or reasonably may be interpreted to disparage the Company or its stockholders, directors, officers, employees, agents, attorneys, representatives, technology, products or services with respect to any matter whatsoever.

(d)
Cooperation in Litigation and Investigations- Following the Termination Date, I will, to the extent reasonably requested, cooperate with the Company in any pending or future litigation (including alternative dispute resolution proceedings) or investigations in which the Company or any of its subsidiaries or affiliates is a party or is required or requested to provide testimony and regarding which, as a result of my employment with the Company, I reasonably could be expected to have knowledge or information relevant to the litigation or investigation. Notwithstanding any other provision of this PECA, nothing in this PECA shall affect my obligation to cooperate with any governmental inquiry or investigation or to give truthful testimony in court.

(2)
Consideration and Release of Claims. I acknowledge and agree that the Severance Benefit being made to me is in addition to the payments or benefits that otherwise are or would be owed to me by the Company and that the Severance Benefit being provided to me is in consideration for my entering into this PECA and the Release of Claims attached to this PECA. I acknowledge that the scope and duration of the restrictions in Section 1 are necessary to be effective and are fair and reasonable in light of the value of the payments being made to me. I further acknowledge and agree

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that as a result of the high level Eligible Employee and management positions I have held within the Company and the access to and extensive knowledge of the Company's Confidential or Proprietary Information, employees, suppliers and customers, these restrictions are reasonably required for the protection of the Company's legitimate business interests.

(3)	Remedies for Breach of Section 1; Additional Remedies of Clawback and Recoupment.

(a)	I agree, upon demand by the Company, to repay the Severance Benefit to the Company in the event any of the following occur:

(i)	I breach any of the covenants in Section 1;

(ii)
The Company determines that either (a) my intentional misconduct or gross negligence, or (b) my failure to report another person's intentional misconduct or gross negligence of which I had knowledge during the period I was employed by the Company, or breach of the Company’s clawback/recoupment policy in effect from time to time, contributed to the Company having to restate all or a portion of its financial statements filed for any period with the Securities and Exchange Commission; or

(iii)
The Company determines that I engaged in fraud, bribery or any other illegal act or that my intentional misconduct or gross negligence (including the failure to report the acts of another person of which I had knowledge during the period I was employed by the Company) contributed to another person's fraud, bribery or other illegal act, which in any such case adversely affected the Company's financial position or reputation.

(b)
The remedy provided in Section 3(a) shall not be the exclusive remedy available to the Company for any of the conduct described in Section 3(a) and shall not limit the Company from seeking damages or injunctive relief.

(4)
Injunctive Relief. I acknowledge that the Company's remedies at law may be inadequate to protect the Company against any actual or threatened breach of the provisions of Section 1 or the conduct described in Section 3(a), and, therefore, without prejudice to any other rights and remedies otherwise available to the Company at law or in equity (including but not limited to, an action under Section 3(a)), the Company shall be entitled to the granting of injunctive relief in its favor and to specific performance without proof of actual damages and without the requirement of the posting of any bond or similar security.

(5)	Invalidity; Unenforceability. It is the desire and intent of the parties that the provisions of this PECA shall be enforced to the fullest extent permissible.

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Accordingly, if any particular provision of this PECA is adjudicated to be invalid or unenforceable, this PECA shall be deemed amended to delete the portion adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this provision in the particular jurisdiction in which such adjudication is made.

(6)	Miscellaneous

(a)
The Severance Plan, and this PECA along with the attached Release of All Claims and Potential Claims in Appendix D, constitutes the entire Plan governing the terms of the Severance Benefit and supersedes all other prior Plans and understandings, both written and oral, between me and the Company or any employee, officer or director of the Company concerning payments on account of my termination of employment.

(b)	This PECA shall be governed by Virginia law, without regard to its provisions governing conflicts of law.

(c)	This PECA shall inure to the benefit of the Company's successors and assigns and may be assigned by the Company without my consent.

SIGNED this     day of     , 2_.

_________________________________
(Signature)

_________________________________
(Printed Name)

_________________________________
(Title)

FOR LEIDOS HOLDINGS, INC.

_________________________________
(Signature)

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_________________________________
(Printed Name)

_________________________________
(Title)

_________________________________
(Date)

Appendix F
Business Ethics and Conduct Disclosure Statement

Are you aware of any illegal or unethical practices or conduct anywhere within Leidos Holdings, Inc. or its subsidiaries, affiliates or predecessors (the “Company”) (including, but not limited to, improper charging practices, or any violations of the Company’s Code of Conduct)?
Yes ¨                                                                      No ¨
(Your answer to all questions on this form will not have any bearing on the fact or terms of your Release with the Company.)
If the answer to the preceding question is “yes,” list here, in full and complete detail, all such practices or conduct. (Use additional pages if necessary.)

Have any threats or promises been made to you in connection with your answers to the questions on this form?
Yes ¨                                                                      No ¨
If “yes,” please identify them in full and complete detail. Also, notify the Company’s General Counsel at (571) 526-6300 immediately.

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I declare under penalty of perjury, under the laws of the State of Virginia and of the United States, that the foregoing is true and correct.
Executed this ____ of ___________________, 20__, at ___________________.

[Signature]

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